UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2025

DAILY JOURNAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

South Carolina
(State or Other Jurisdiction of Incorporation)

0-14665	95-4133299
(Commission File Number)	(IRS Employer Identification No.)

915 E. First Street Los Angeles, CA	90012
(Address of Principal Executive Offices)	(Zip Code)

(213) 229-5300
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	DJCO	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01         Other Events.

In July, the Company started receiving letters from an investment adviser called Buxton Helmsley USA, Inc. (“BuHeUI”) alleging that the Company has been improperly expensing its software development costs and should be capitalizing them under the accounting requirements set forth in ASC 985-20, Costs of Software to be Sold, Leased or Marketed (“ASC 985-20”).  According to BuHeUI and its Chairman and CEO, Alexander E. Parker, switching from expensing development costs to capitalizing them would unlock value for Company shareholders, and he demanded a 15% share in the appreciation of the Company’s stock price as compensation for his idea.  He pointed to Tyler Technologies and Galaxy Gaming as proof that other software companies “properly comply” with ASC 985-20 by capitalizing their development costs.

Simply stated, Mr. Parker got it wrong.  Following receipt of his initial letters, the Audit Committee of the Board re-reviewed the applicable accounting guidance and the Company’s practices with its accountants and with third party experts.  All agree that the Company has been correctly accounting for its software development costs in accordance with ASC 950-20.

To understand Mr. Parker’s mistake requires a brief explanation of the relevant accounting standards.  Historically, most software companies accounted for development costs under ASC 985-20, which establishes the requirements a company must meet to capitalize those costs when associated with software to be sold or licensed to a third party.

A company is only allowed to capitalize costs incurred during the period after the technological feasibility of the software has been established and prior to its general release.  Ironically, one of the main accounting concerns in the past had been that companies would capitalize too much and too soon, because it helped improve their short-term earnings by reducing expenses and moving them to the balance sheet (or, as Mr. Parker might say, “unlocking value”).

Moreover, the process of software development has substantially evolved at many companies since the initial ASC 985-20 guidance was issued, with most companies now applying an agile software development methodology that emphasizes iterative development in a continually changing environment.  This results in the capitalization window between technological feasibility and general release to be so short that few companies incur any material amount of costs that would qualify for capitalization. The Company’s software products and our agile development efforts are in that camp.

In addition, with the growing popularity of software-as-a-service (or “SaaS”), companies that make predominately SaaS software take the position that their software is being developed for “internal use” because their customers are purchasing access to a hosted product, rather than actually receiving the software.  This is important because “internal use” software is accounted for under an entirely different accounting standard: ASC 350-40, Internal Use Software (“ASC 350-40”).  You should expect to see more capitalized costs for a SaaS company taking this position because ASC 350-40 provides that eligible costs can be capitalized over a typically much longer development window compared to the short window for “external use” software (like ours) under ASC 985-20.

Neither Galaxy Gaming nor Tyler Technologies expressly states in its public filings which accounting guidance it used to capitalize costs, and we suspect Mr. Parker simply assumed it was ASC 985-20.  He appears to have been mistaken.  Galaxy refers in its 10-K to “internally developed software” in its consolidated statements of cash flows, and Tyler refers in its 10-K to the “amortization of software development for internal use” in its G&A expenses.  This means, in both cases, that they are likely capitalizing costs for “internal use software” under ASC 350-40 – not ASC 985-20.  And, yes, the Company does offer some SaaS enhancements to our eSeries products, but the Company would not qualify for ASC 350-40 treatment because the vast majority of our software continues to be licensed to customers (almost entirely courts and government agencies) to whom we deliver the software, with those customers arranging for hosting based on their own security and operational needs.

Lest there be any doubt, the Company has and will continue to expense development costs when that is the proper thing to do, and it will capitalize any such costs in the future when that is the proper thing to do.  It will also disclose any specific R&D costs separate and apart from other expenses, if material.

Mr. Parker may never admit that he was wrong or that he simply misunderstood why other software companies are capitalizing development costs, given that they appear to be using a completely different accounting standard than the one cited in each of his nine letters so far.  At a minimum, he should be embarrassed for demanding compensation from the Company, alleging securities law violations, calling for the resignations of the CEO and CFO, insisting on being given two Board seats, reporting the Company to the enforcement division of the SEC, referring the Company’s auditor to the Public Company Accounting Oversight Board, alleging wild conflicts of interest by our directors, and falsely claiming defamation – all based on a mistake.

Mr. Munger once offered some sage advice that may be useful for Mr. Parker, who is currently advertising on his website for new investors to entrust their money with him and his approach:

“There’s no way that you can live an adequate life without many mistakes.  In fact, one trick in life is to get so you can handle mistakes.  Failure to handle psychological denial is a common way for people to go broke.”

On behalf of its shareholders, the Company calls on Mr. Parker to do the right thing and end his misplaced, self-serving attacks on the Company and its people, so that they can focus their attention on unlocking actual business value.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAILY JOURNAL CORPORATION

By: /s/ Steven Myhill-Jones Steven Myhill-Jones Chairman of the Board and Chief Executive Officer Dated: August 14, 2025